Exhibit 99.1

FINAL TRANSCRIPT

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Conference Call Transcript

WOR - Q4 2010 Worthington Industries Earnings Conference Call

Event Date/Time: Jul 01, 2010 / 05:30PM GMT

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C O R P O R A T E   P A R T I C I P A N T S

 Cathy Lyttle
 Worthington Industries - VP Corporate Communications, IR

 John McConnell
 Worthington Industries - Chairman, CEO

 Andy Rose
 Worthington Industries - VP, CFO

 George Stoe
 Worthington Industries - President, COO

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

 Michelle Applebaum
 Steel Market Intelligence - Analyst

 Kevin Money
 Cleveland Research - Analyst

 John Tumazos
 John Tumazos Very Independent Research - Analyst

 Luke Folta
 Longbow Research - Analyst

 Leo Larkin
 Standard & Poor's - Analyst

 Tim Hayes
 Davenport & Co - Analyst

 Richard Garchitorena
 Credit Suisse - Analyst

 Sal Tharani
 Goldman Sachs - Analyst

 Phil Gibbs
 KeyBanc Capital Markets - Analyst

P R E S E N T A T I O N

Operator

 Good afternoon and welcome to Worthington Industries fourth quarter and year-end earnings results conference call. All participants will be able to listen until the question and answer session. This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time. I would like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

Cathy Lyttle - Worthington Industries - VP Corporate Communications, IR

 Thank you, Sherry, and good afternoon, everyone. Welcome to our quarterly earnings conference call. Before we get started, I want to remind you that certain statements made in this conference call are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ from those suggested. Please refer to the news release for more detail on factors that could cause actual results to differ materially.

For those who are interested in listening to the call again, a replay will be available on our website, WorthingtonIndustries.com On the call today are John McConnell, Chairman and Chief Executive Officer, George Stoe, President and Chief Operating Officer, Andy Rose, Vice President and Chief Financial Officer, Bob McMaster, Senior Financial Advisor, and Richard Welch, Controller. John McConnell will get us started. John.

John McConnell - Worthington Industries - Chairman, CEO

 Cathy, thank you. Good afternoon to all and thank you for joining us today. We had a very good fourth quarter to end fiscal year 2010. Our results were driven by increased volumes with steel processing leading the way. We are very pleased with our initial integration of Gibraltar Steel assets into the Company, led by Steve Witt. The integration team did an excellent job, resulting in the acquisition being immediately accretive and EDA positive.

While this quarter's results were augmented by inventory holding gains in varying degrees across the Company, the majority of our earnings increase resulted from over two years of our employees' hard work in expanding our earnings capacity. In steel processing, where inventory gains are the highest, rising steel prices accounted for approximately one third of their results. Volatility in raw steel pricing will remain with us for the foreseeable future, and as such over the last few years we have developed several methods including but well beyond improving the management of our inventories that currently have either mitigated or eliminated FIFO exposure in over 50% of steel processing's inventory as it sits today, eliminating noise created by FIFO in our numbers. At this point, I will turn it over to Andy.

Andy Rose - Worthington Industries - VP, CFO

 Thanks, John, and good afternoon.

Thanks for your patience in getting from our earnings release on Tuesday to our conference call today. This quarter was unique due to circumstances surrounding the timing of year end profit sharing and bonus payments. We expect to return to a normal cadence of earnings releases and investor calls going forward. Our strong finish to fiscal 2010 was principally driven by three factors. Improved quarter over quarter volumes of 26% in steel, 7% in cylinders, and 16% in metal framing.

Secondly, improved spreads in steel processing and to a lesser extent in Metal Framing due to rising steel prices and transformation initiatives, and, thirdly, positive contributions from all of our joint ventures, particularly WAVE. While inventory gains represented a portion of Steel Processing and Metal Framing's operating income for the quarter, we are seeing material improvements from our transformation efforts. Despite steel volumes that continue to be around 60% of where they have been during a healthy economy, we are encouraged with our progress in driving higher margins. As volume returns, we expect the benefit from additional operating leverage.

During the quarter, we termed out a portion of our capital structure with a 10-year $150 million notes offering at a 6.5% coupon and added to our ample supply of capital to fund high return investments and acquisitions. During the offering, S&P upgraded our outlook from negative to stable. We currently have a $435 million revolver that was undrawn at year end and matures in 2013, $100 million of senior notes that mature in 2014, and $150 million of notes that mature in 2020. Our total leverage is low at less than two times debt to EBITDA, and we have a good mix of fixed and floating rate debt with staggered maturities that provides a solid foundation for funding our growth going forward.

Our effective tax rate was 40.8% for the quarter and 37.1% for the year. The drivers of that were twofold. First, as a result of the weakness in the European cylinder business, we had a higher mix of domestic income, which is taxed at a higher rate relative to foreign income. Second, in the fourth quarter we recorded a reserve of $3 million related to Dietrich's state tax NOLs that had the effect of increasing our effective tax rate. Currently our estimated rate for fiscal 2011 is 34.7%.

Overall, we are optimistic about the direction and future earnings potential of our company. We have a focused strategy that involves optimizing the performance of our existing businesses through transformation and continuing our disciplined acquisition strategy. The past eighteen months have been difficult on many fronts, but we are confident that we have and will continue to capitalize on opportunities to make our company more predictable and more profitable as the economy improves. I will now pass the call on to George Stoe for comments on operations.

George Stoe - Worthington Industries - President, COO

 Thank you, Andy. Our fourth fiscal quarter of 2010 saw continued changes in the marketplace in terms of demand and pricing for steel. As we head into the summer months, the mills are carefully evaluating their capacity and determining their needs for the short-term. We are seeing some softening in demand and pricing. We need to monitor this situation carefully to see if this is nothing more than the traditional summer slowdown or a developing trend.

We have fully integrated the Gibraltar strip business into Worthington Steel and the results have been outstanding. The people, capabilities, and additional capacity that we acquired have allowed us the opportunity to more effectively utilize the facilities in Cleveland and Columbus as we have repositioned volume to the location that gives us the best efficiencies. As a result, we now have a platform for the strip business that improves our operational excellence, provides better service for our customers, ensures improved quality, and greatly enhances the profitability of both locations. Our overall transformation efforts within the steel business are returning significant benefits that will continue to accrue as the market returns to more normal volume levels. Each of our facilities has seen dramatic improvements in productivity and equipment utilization, while lowering its cost.

Our cylinders business continues to see strong demand across most product lines. We're beginning to see some modest improvement in demand for our European high pressure business that has dealt with the challenging environment for about a year. We recently announced the acquisition of Hy-Mark Cylinders that will be complementary to the acquisition we made last year of Piper Cylinders in Mississippi. Our plans are to relocate the equipment to the Mississippi facility, and consolidate all operations of the combined entities in Mississippi. We believe this acquisition will improve our market share participation, and significantly enhance the productivity and efficiency of the Mississippi facility. We continue to search the world for opportunities to expand our reach in the cylinders business. We currently have several other acquisition targets where we are in varying stages of the evaluation process.

The Metal Framing business has been challenged for more than a year now with weak demand. Volumes for our latest fiscal year were down 57% from 2008 levels, when we last saw more normal volumes. We have responded to this difficulty by sizing the business to keep pace with the current demand. We have permanently closed or idled 13 of 27 facilities, and reduced our employment by approximately 51% since May 31st of 2008. While we reduced cost, we also looked for creative ways to improve sales and capture market share.

We introduced a new flat-rolled steel product during this past year, ProSTUD, that provides us with the opportunity to service the various needs of the marketplace by offering both ProSTUD and UltraSTEEL. We're about three quarters of the way through the implementation of our transformation efforts inside the Metal Framing business. We're employing many of the same processes and disciplines that have been so successful inside our steel business. These actions have allowed to us meet our goal for fiscal 2010 of keeping this business cash flow neutral.

We are seeing continued operational excellence inside our WAVE joint venture. Volume is down, although it continues to exceed the expectations we had for calendar year 2010. WAVE continues to perform extremely well by emphasizing their innovative products and concentrating their creative talents on new products with green initiatives. Our TWB JV with Thyssen has seen strong and steady growth in the order book and backlogs. We think this is a particularly encouraging sign as they are involved very early on in the process with the automotive companies on new model development.

Likewise, our JV with US Steel, WSP, continues to see stronger market conditions, and we have successfully achieved operational improvements that have led to improved profitability. Also, our JV in Mexico with Serviacero continues to grow and expand their reach within the Mexican market. Our new facility in Monterrey is now fully operational and has improved our overall volume into Mexico by about 30%.

We reported in our safety efforts over the last several years, our fiscal 2010 was another year in which we experienced an uninterrupted string of safety performance improvements. During the recently completed fiscal year, we had 18 facilities that operated without a recordable or a more serious lost time incident. These continuing improvements make for a better workplace for our employees, and help to make significant contributions to our profitability in the form of lower overall costs. We continue to manage the business for improved productivity, lower costs, and greater profitability. It has been a good year for us on many of these fronts. We are committed to pursuing additional growth opportunities that will enhance our market positions and provide a platform for sustained growth. I will now turn the call back to John McConnell for his final comments.

John McConnell - Worthington Industries - Chairman, CEO

 Thank you, George and Andy. Looking forward, we expect our first quarter and 2011 to reflect normal seasonal retraction of volume, which is primarily centered on automotive shutdowns during July, with volumes building from there. To fully appreciate what our steel processing employees have accomplished through their transformational work, look back and compare the EBITDA generated on the volume in 2010 against the same in fiscal years 2006 and 2007.

In fiscal year 2010, on 63% of the volume we had in 2007, steel processing generated 95% of the EBITDA generated in fiscal 2007. If you compare the same in 2006 on 57% of that year's volumes, we produced 91% of the EBITDA earned in 2006. I think these comparisons clearly highlight our improved earning capability.

Our work to improve our performance continues, and we have just begun the transformation last month at our recently acquired Cleveland facility, and I am confident we will make similar improvements there. We have been and will remain focused on satisfying our customers, expanding our margins and decreasing volatility of our earnings. At this point, we'll be happy to take any questions that you have.

Q U E S T I O N   AND   A N S W E R

Operator

 (Operator Instructions). Our first question is from Michelle Applebaum with Steel Market.

Michelle Applebaum - Steel Market Intelligence - Analyst

 Hi. It is Steel Market Intelligence. Hi. Nice surprise in a tough market. I wanted to ask you in terms of the trend line, you have thrown out some numbers about how much of the quarter was due to steel price appreciation and it seems like there was a lot of that and you actually hit the price trend almost on the money, because prices didn't start to decline until after your May close, right?

John McConnell - Worthington Industries - Chairman, CEO

 Yes, that's generally correct.

Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay. I think that's part of the reason why you have that May year end is that peaking May quarter if I recall. Historically before the 2009, 2008 debacle your August quarter would be down on average 36% from your May quarter, everything else equal. This year, given that prices are declining, going into the August quarter, wouldn't there be more the mirror image kind of that pricing benefit that you got in May in the August quarter and so wouldn't we expect to see more than that normal seasonality in your results?

John McConnell - Worthington Industries - Chairman, CEO

 We'll have to see what pricing continues to do going forward. Again, let me repeat that in steel, where we had the most pickup in inventory gains, it was about 33%, about 30% of those earnings, and we do have over 50% of our current inventory, and will going forward removed from the impacts of FIFO. Both of those things will help us, relative to price movements which we would like to mitigate as much as possible, and like I said we'll continue to expand those efforts, Michelle, so we'll see how the quarter plays out.

Michelle Applebaum - Steel Market Intelligence - Analyst

 Any thoughts on what's going to happen with pricing?

John McConnell - Worthington Industries - Chairman, CEO

 You all know about as much as I do, probably more from all the conversations you had with the mills.

Michelle Applebaum - Steel Market Intelligence - Analyst

 I don't talk to the mills about prices.

John McConnell - Worthington Industries - Chairman, CEO

 We are seeing that they are talking about anyway closing some additional capacity. We'll see if they do that and what impacts that has on pricing going forward, but we'll see how what they do.

Michelle Applebaum - Steel Market Intelligence - Analyst

 A question on your pipeline. It is nice to see the acquisitions picking up. Can you talk a little bit about the size of the target companies you're talking about?

John McConnell - Worthington Industries - Chairman, CEO

 They vary.

Michelle Applebaum - Steel Market Intelligence - Analyst

 From what to what?

John McConnell - Worthington Industries - Chairman, CEO

 The ones that you've seen announced and there are others that are quite a bit larger and some of these things will get done and some of them won't. We continue to look at all types of companies we think fit our profile going forward, that will help us achieve increased margins and decrease volatility.

Michelle Applebaum - Steel Market Intelligence - Analyst

 And is it strictly sticking to cylinders or are you looking at acquisitions in steel?

John McConnell - Worthington Industries - Chairman, CEO

 Well, we just acquired one in steel, yes, so we're looking at acquisitions in that space. There is a sharp focus on cylinders, but we're looking at steel as well.

Michelle Applebaum - Steel Market Intelligence - Analyst

 You mean Gibraltar, right?

John McConnell - Worthington Industries - Chairman, CEO

 Yes.

Michelle Applebaum - Steel Market Intelligence - Analyst

 There is no more steel strip acquisitions that would make sense, correct?

John McConnell - Worthington Industries - Chairman, CEO

 Not materially probably, no.

Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay. When you say you're looking at all different sizes, could you be looking at something big in steel?

John McConnell - Worthington Industries - Chairman, CEO

 Not currently.

Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay.

John McConnell - Worthington Industries - Chairman, CEO

 Doesn't mean we would say no to it. We do have a lot of people in the queue, if you could possibly do one more question.

Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay.

John McConnell - Worthington Industries - Chairman, CEO

 If you have one.

Michelle Applebaum - Steel Market Intelligence - Analyst

 Okay.

John McConnell - Worthington Industries - Chairman, CEO

 Are you there?

Operator

 Please stand by. Michelle, your line is open.

John McConnell - Worthington Industries - Chairman, CEO

 Hello.

Michelle Applebaum - Steel Market Intelligence - Analyst

  I am done. Thank you. Good answers. Good quarter. Nice job.

John McConnell - Worthington Industries - Chairman, CEO

 Thank you.

Operator

 Kevin Money from Cleveland Research, your line is open.

Kevin Money - Cleveland Research - Analyst

 Good afternoon.

John McConnell - Worthington Industries - Chairman, CEO

 Hello.

Kevin Money - Cleveland Research - Analyst

 We keep hearing in the channel about the OEMs taking some shorter summer shutdowns this year. What are you guys hearing from your customers and what kind of impact do you expect to see there?

John McConnell - Worthington Industries - Chairman, CEO

 We have certainly heard that with some and others on fairly lengthy ones, but for the most part it may have a smaller impact than normal.

Kevin Money - Cleveland Research - Analyst

 Okay. And just with the Rock acquisition as well as your strong balance sheet versus some of the smaller super centers out there, do you see opportunities for market share gains going forward?

John McConnell - Worthington Industries - Chairman, CEO

 We do. I think we have effectively gained share, and we'll continue to.

Kevin Money - Cleveland Research - Analyst

 I think you mentioned previously the likelihood you will lose some of the existing Gibraltar business when contracts start to roll over, people not wanting to have all of their eggs in one basket. Any updates there or do you still see the same scenario taking place?

John McConnell - Worthington Industries - Chairman, CEO

 We are going to work our tails off to gain the confidence we can handle some of the items we have 100% of, and so we haven't given up hope that's absolutely going to happen. I think we characterize that as we won't be surprised if they move some volume from a protection standpoint. So we have no further updates other than those comments.

Kevin Money - Cleveland Research - Analyst

 Okay.

George Stoe - Worthington Industries - President, COO

 The only thing I would add there is at this point in time we have not lost any of the business that we got when we acquired that. I think the real test will come in the fall when we start negotiating going into calendar 2011. One sign also that I think we read fairly positively is at the moment of the acquisition we had one customer that took us off any awards for new business and shortly after the acquisition and they watched our performance they allowed us to start quoting on new business as well.

Kevin Money - Cleveland Research - Analyst

 Okay. Great.

Operator

 Our next question comes from John Tumazos from John Tumazos Very Independent Research, LLC.

John Tumazos - John Tumazos Very Independent Research - Analyst

 John Tumazos here, thank you.

John McConnell - Worthington Industries - Chairman, CEO

 Hello, John.

John Tumazos - John Tumazos Very Independent Research - Analyst

 First, how much more capacity does WAVE have to sell? It is extraordinary to see $15 million in quarterly profit while remodeling, commercial and new res are all down in varying degrees. Second question, three months ago you were looking for 800 to 850. Is there any poorly timed inventory entering the August quarter and can you assure us that you will make a profit in the August quarter?

John McConnell - Worthington Industries - Chairman, CEO

 I certainly would like to assure you we will make money in August for that quarter.

John Tumazos - John Tumazos Very Independent Research - Analyst

 I didn't to want stick it out too far, John, because I know you don't like projections.

John McConnell - Worthington Industries - Chairman, CEO

 On WAVE they did an extraordinary job during the quarter as you point out, and I am not aware, I don't know if George is, of what their current open capacity is.

George Stoe - Worthington Industries - President, COO

 It really depends, John, on which location. As you know, we just opened a new facility last year in India which is all brand new capacity for them but even here in North America in our locations we have additional capacity, and really depends on the product mix and those kinds of things, but they're certainly not capacity constrained at this point.

John Tumazos - John Tumazos Very Independent Research - Analyst

 If remodeling, new housing, and commercial were good or normal simultaneously, let's call good housing maybe a 1.25 million units, not 2.2, and remodeling were maybe 10, 20% more than currently, and commercial construction, 10, 20% more, how much do you think WAVE would earn, $20 million a quarter, $25 million a quarter?

John McConnell - Worthington Industries - Chairman, CEO

 That's a difficult question to answer. I will start with we project certainly the commercial side of this to go down next year even from the levels it is at. We think it will fall further more in single-digit ranges, but we'll be off a bit. Andy, I don't know if you have a shot at answering that question, but I don't know that we do.

Andy Rose - Worthington Industries - VP, CFO

 There are too many variables really to give you a distinct answer on that, I think.

George Stoe - Worthington Industries - President, COO

 John, I think one important point to make on the WAVE business is about 65 to 70% of their business is remodeling business, so they certainly haven't been impacted like a lot of other people with new construction being down, whether it be commercial or residential.

John Tumazos - John Tumazos Very Independent Research - Analyst

 The WAVE ceiling I am looking at over my head is a remodeling ceiling.

John McConnell - Worthington Industries - Chairman, CEO

 Excellent. Thank you for using our product.

John Tumazos - John Tumazos Very Independent Research - Analyst

 Thank you.

George Stoe - Worthington Industries - President, COO

 We have some new products, John, you might want to have them update and do it again.

John Tumazos - John Tumazos Very Independent Research - Analyst

 Thank you.

John McConnell - Worthington Industries - Chairman, CEO

 Thank you.

Operator

 Our next question comes from Luke Folta from Longbow Research.

Luke Folta - Longbow Research - Analyst

 Good afternoon, guys.

John McConnell - Worthington Industries - Chairman, CEO

 Hello.

Luke Folta - Longbow Research - Analyst

 The first question I had, I was pretty interested in some of the comments you made about how you reduced your FIFO exposure in your steel business and I was hoping you could add more color to that. Does that mean primarily through better working capital management or is there some hedging involved there or can you just --

John McConnell - Worthington Industries - Chairman, CEO

 And as I said, that's certainly a sharp focus of ours and we continue to improve our abilities to manage our inventories and get a tighter control over what we're doing. Beyond that, I suppose I shouldn't be so naive to think none of our competitors understand what we're doing. I would rather just leave it as a bucket of tools that we use and we'll continue to expand those as we go forward and hopefully find some more that we think to bring to the market.

Luke Folta - Longbow Research - Analyst

 Also, just wanted to get some color, did you guys receive any sort of financial benefit relating to the transition with your partner to the ProSTUD versus Ultra STEEL agreement?

John McConnell - Worthington Industries - Chairman, CEO

 Did we receive a financial benefit?

George Stoe - Worthington Industries - President, COO

 Other than just increased sales, Luke.

Luke Folta - Longbow Research - Analyst

 Was from any -- I am sorry. Was there any transfer payments involved in that switch?

John McConnell - Worthington Industries - Chairman, CEO

 I think we're answering -- if we understand your question right, the answer is no.

Luke Folta - Longbow Research - Analyst

 And then just lastly, in your press release you referred to some opportunities in your Metal Framing business abroad. I guess I kind of took that to mean international. Can you maybe add color on that?

John McConnell - Worthington Industries - Chairman, CEO

 First, I probably should have said expand our efforts in past calls that we haven't talked about it for some time. We have been working in China for quite a few years now, working with the government building with them, most recently been able to assist them as they introduced a building code for light gauge steel framing and buildings in there, so we consider that a very positive improvement in the Chinese environment where there actually is a code now so it makes it a lot easier to sell our mid-rise product and platform.

We continue to do things in China and look forward to keeping that up. We broadened our scope a little bit knowing particularly from the work we have done in China, the additional values in developing countries that this process brings where they manage their water much more closely, power may not be as handy, concrete very expensive to use, so basically we're just broadening our look at other areas of the world beyond China.

Luke Folta - Longbow Research - Analyst

 Okay. Thanks a lot, guys.

Operator

 Our next question comes from Leo Larkin of Standard & Poor's.

Leo Larkin - Standard & Poor's - Analyst

 Good afternoon. Could you give us guidance for CapEx and DD&A for fiscal 2011 and also interest expense?

Andy Rose - Worthington Industries - VP, CFO

 Sure. The CapEx projection for next year is right around $50 million, and interest expense, the run rate I believe is somewhere in the $16 million to $18 million range.

Leo Larkin - Standard & Poor's - Analyst

 Okay. And DD&A?

Andy Rose - Worthington Industries - VP, CFO

 I am sorry?

Leo Larkin - Standard & Poor's - Analyst

 Just depreciation?

Andy Rose - Worthington Industries - VP, CFO

 Right at $60 million. That's pretty consistent with last year, I believe.

Leo Larkin - Standard & Poor's - Analyst

 Thank you.

Operator

 Our next question comes from Tim Hayes with Davenport & Co.

Tim Hayes - Davenport & Co - Analyst

 Hello, everyone.

John McConnell - Worthington Industries - Chairman, CEO

 Hello. Good afternoon.

Tim Hayes - Davenport & Co - Analyst

 Just two questions on the Metal Framing, you got somewhat appears to be some higher prices from the previous quarter, assuming that is from traction from recently announced price hikes. What should we expect to see some more over the next quarter or two, and if so, roughly maybe how much should we expect?

John McConnell - Worthington Industries - Chairman, CEO

 I think, Tim, a lot of that will depend on what happens with steel pricing. Obviously that has driven some of that. We also had some benefit from the introduction of ProSTUD going forward. That's a different price point than what we've had in some of the other products, so it is hard to quantify that for you.

Tim Hayes - Davenport & Co - Analyst

 Okay. And then in terms of the inventory build on the balance sheet, do you have a breakout how much of that was came from price versus restocking some units?

John McConnell - Worthington Industries - Chairman, CEO

 I do not. Cathy will be happy to get back to you with follow-up on that question.

Tim Hayes - Davenport & Co - Analyst

 Thank you.

Operator

 Our next question comes from Richard Garchitorena from Credit Suisse.

Richard Garchitorena - Credit Suisse - Analyst

 Good afternoon, everybody.

John McConnell - Worthington Industries - Chairman, CEO

 Hello, sir.

Richard Garchitorena - Credit Suisse - Analyst

 Hi. A couple questions. One obviously strong quarter, good improvements, the operating margins at pressure cylinders especially. Do you think just looking at, I know historically I think you mentioned with the recent acquisitions that operating margins may be lower than historically. Do you still think that's the case, or do you think there is more room for improvement on the margin side?

John McConnell - Worthington Industries - Chairman, CEO

 I apologize. I did not hear which segment you were talking about.

Richard Garchitorena - Credit Suisse - Analyst

 Pressure cylinders.

John McConnell - Worthington Industries - Chairman, CEO

 They always and consistently every year find ways to decrease their costs and mitigate beyond normal rise of inflation, so is there ways for them to continue to increase their margins, I think the answer to that is yes.

Andy Rose - Worthington Industries - VP, CFO

 I would not expect, Richard, that future acquisitions would decrease margins there. We're pretty focused on even in cylinders trying to drive higher margins, so if a business -- if we buy a business that has lower margins than our current cylinder operation, probably should be some pretty strong synergy there that would get it back up to level.

The other comment I would make, one of the things that's going on in cylinders that's not particularly clear in the financials, and why you are seeing some margin improvement domestically cylinders is doing extremely well. They have grown revenue and profits year-over-year. What's driving the biggest margin increase if you look at the past few quarters is that Europe has improved to the point where they're not losing money and so that was really a negative contribution to cylinders overall margins. So as Europe continues, we hope, to improve, there should be some margin lift from that as well.

Richard Garchitorena - Credit Suisse - Analyst

 Great. Thank you. And then I guess just follow-up on the CapEx question. Is there I guess extra maintenance CapEx for the recent acquisitions and then is there any projects that you have lined up to maybe increase capacity at any of the businesses?

Andy Rose - Worthington Industries - VP, CFO

 The CapEx number that I gave includes any investment in the acquisition, so that's all in number.

Richard Garchitorena - Credit Suisse - Analyst

 Okay.

George Stoe - Worthington Industries - President, COO

 We also had some money in the plan for 2011 that would have given our Mississippi facility some additional capabilities, but since we acquired Hy-Mark we'll be moving that equipment down there and that money won't have to be spent.

Richard Garchitorena - Credit Suisse - Analyst

 Great. Thanks. That's all I had.

John McConnell - Worthington Industries - Chairman, CEO

 Thank you.

Operator

 (Operator Instructions). Sal Tharani from Goldman Sachs, your line is open.

Sal Tharani - Goldman Sachs - Analyst

 Good afternoon, guys.

John McConnell - Worthington Industries - Chairman, CEO

 Hello.

Sal Tharani - Goldman Sachs - Analyst

 On pressure cylinders, you have been getting consistent increase in pricing. I was wondering if is that the product mix you're introducing or acquiring, which is allowing you to raise the prices?

John McConnell - Worthington Industries - Chairman, CEO

 I think it is a combination of both, Sal. I think that as we see the steel prices going up, our pricing structure inside that business is such that we're able to pass those along on a regular basis and it also certainly has something to do with the product mix. We had a couple of the product lines that were involved in that were specifically strong this last quarter that certainly helped that situation well.

Sal Tharani - Goldman Sachs - Analyst

 So your cylinders actually are pricing some probably is indexed to actually steel pricing?

John McConnell - Worthington Industries - Chairman, CEO

 That's correct.

Sal Tharani - Goldman Sachs - Analyst

 Okay. Also, the new entrant, Thyssen Corp coming to the US, probably going to be shipping steel very soon, have you developed a relationship with them? Are you being offered steel from there?

John McConnell - Worthington Industries - Chairman, CEO

 At this point I don't think we bought any steel. They're not shipping yet. We obviously have a good relationship with Thyssen, as we have been operating the TWB joint venture over ten years. It has been very successful and we are talking to them all the time.

Sal Tharani - Goldman Sachs - Analyst

 Okay. And lastly, on the inventories, how do you see inventory in terms of tonnage over the next few months?

John McConnell - Worthington Industries - Chairman, CEO

 I suspect it is going to go down some. I don't know. I don't have a number in my head, but, George --

George Stoe - Worthington Industries - President, COO

 I think that's true, John. I think that we have seen some as I mentioned in my comments we have seen softness on demand, and not a lot, but some, and as John mentioned we're very focused on trying to match our inventory with what the conditions are in the marketplace at the time to manage those as well as we can.

Sal Tharani - Goldman Sachs - Analyst

 Thank you very much.

John McConnell - Worthington Industries - Chairman, CEO

 Thank you.

Operator

 Our next question comes from Mark Parr from KeyBanc Capital Markets.

Phil Gibbs - KeyBanc Capital Markets - Analyst

 This is Phil Gibbs for Mark. How is everyone?

John McConnell - Worthington Industries - Chairman, CEO

 Hello. We're good.

Phil Gibbs - KeyBanc Capital Markets - Analyst

 You mentioned demand being a bit softer in the quarter but could we see volumes hold in sequentially given the reduced shutdowns or do you definitely expect volumes to taper off a bit sequentially here?

John McConnell - Worthington Industries - Chairman, CEO

 July is definitely a weaker month, and we can see it building in August and September, but I doubt that they make up July as far as volume goes. Possible.

Phil Gibbs - KeyBanc Capital Markets - Analyst

 Okay. Does the weaker Euro as far as the currency improve or worsen the European cylinder volume outlook? I mean, trying to get a feel for how export sensitive that business is.

John McConnell - Worthington Industries - Chairman, CEO

 Yes. I mean, it may benefit us marginally. It is not going to move the needle significantly, is the answer there.

Phil Gibbs - KeyBanc Capital Markets - Analyst

 Okay. Then just as far as the steel pricing is concerned, how much of the business is covered under what would be called the lag effect pricing, meaning what you are seeing today may impact you in a couple of months? I know we discussed that in prior calls being a 60 to 90 day lag. I am trying to gauge that.

George Stoe - Worthington Industries - President, COO

 I would say, Phil, that we probably are looking at that as being about half of the business that is going to be impacted in that way, as John mentioned in his comments, that we have taken some steps to try to put ourselves in the position of having some of that position set aside and we're doing a good job of managing that.

Phil Gibbs - KeyBanc Capital Markets - Analyst

 Okay. And just the last one if I could. On the cost reduction side, do you expect any incremental flow through over the next several quarters as to some things you're doing now through the balance of the year here?

George Stoe - Worthington Industries - President, COO

 I think, Phil, a lot of that depends on volume as we have also mentioned in our discussion points that we are much more efficient, much more productive than we have been in the past and if volume levels return to more normal levels, we think that there will be increased profitability as a result of that because of the that change that we have made.

Phil Gibbs - KeyBanc Capital Markets - Analyst

 Perfect. Thanks, guys.

Operator

 I have no further questions at this time.

John McConnell - Worthington Industries - Chairman, CEO

 Thank you again for joining us. We're very proud of the progress this quarter and the little upbeat in volumes and steel really showed and highlighted the really fine work they have done over the last two and-a-half/three years. We're excited looking forward. As I said, we expect the recovery to continue though it might be a bit choppy going forward but overall an upward trend, so we look forward to talking to you next quarter. Thank you again.

Operator

 This concludes today's conference. Thank you for participating.

D I S C L A I M E R
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